Table of Contents

As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunshine Biopharma Inc.

(Exact name of registrant as specified in its charter)

Colorado	8731	20-5566275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(954) 330-0684

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(954) 330-0684

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, New York 10036

212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 28, 2026

Sunshine Biopharma Inc.

25,477,133 Shares of Common Stock

Sunshine Biopharma Inc. is offering 25,477,133 shares of common stock. The shares are issuable upon exercise of outstanding Series B Warrants which were issued in our public offering that closed on February 15, 2024, have a current exercise price of $1.2202, and expire February 15, 2029. The number of shares underlying the Series B Warrants and exercise price are subject to further adjustment.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “SBFM.” The last reported sale price of our common stock on Nasdaq on August 27, 2026 was $1.27 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price(1)	$1.2202	$31,087,198
Proceeds before expenses(2)	$1.2202	$31,087,198

(1)	Represents current exercise price of the Series B Warrants.
(2)	Assumes the exercise of all of the outstanding Series B Warrants for cash at the current exercise price. There is no assurance any outstanding Series B Warrants will be exercised.

The date of this prospectus is          , 2026

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus and the information incorporated herein carefully, including “Risk Factors” on page 2, and the financial statements and related notes incorporated by reference in this prospectus.

All share information in this prospectus gives effect to the 1-for-100 reverse split of the Company’s common stock completed on April 17, 2024, the 1-for-20 reverse split of the Company’s common stock completed on August 8, 2024, and the 1-for-10 reverse split of the Company’s common stock completed on June 1, 2026, unless otherwise indicated.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma Inc. and its wholly owned subsidiaries.

About Sunshine Biopharma

We are a pharmaceutical company offering and researching life-saving medicines in a wide variety of therapeutic areas, including oncology and antivirals. We have two wholly owned subsidiaries: (i) Nora Pharma Inc., a Canadian corporation, through which we currently have 60 generic prescription drugs on the market in Canada, and (ii) Sunshine Biopharma Canada Inc., a Canadian corporation through which we develop and sell OTC supplements.

In addition, we are conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an LNP encapsulated mRNA targeted for liver cancer, and (ii) SBFM-PL4, a protease inhibitor for treatment of SARS Coronavirus infections.

About this Offering

This prospectus includes 25,477,133 shares of common stock issuable upon exercise of Series B Warrants. The Company issued the Series B Warrants in its public offering that closed on February 15, 2024.

The Series B Warrants are exercisable, at the option of each holder, any time a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is effective and available for the issuance of such shares, by delivery of an exercise notice and payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is not effective, the holder may exercise the Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

There are currently 25,477,133 Series B Warrants outstanding at a current exercise price of $1.2202, subject to further adjustment.

We are filing this registration statement so that the outstanding Series B Warrants may only be exercised for cash.

1

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements, including Nasdaq Rule 5500(a)(2), which requires that our common stock maintain a minimum bid price of at least $1.00 to maintain its listing on Nasdaq (the “Bid Price Rule”).

Prior to our 10-for-1 reverse stock split that was effective on June 1, 2026, our common stock had recently traded at prices below the $1.00 Nasdaq required minimum bid price requirement. In addition, the Company is and will remain, until June 2027, subject to an immediate delisting notice (subject to the Company’s right to request an appeal) in the event of noncompliance with the Bid Price Rule for 30 consecutive business days, pursuant to Listing Rule 5810(c)(3)(A)(iv), due to the fact that the Company has effected a reverse stock split within the past year.

In addition, on July 22, 2026, the SEC granted approval of a proposed rule change by Nasdaq to adopt a new Market Value of Listed Securities continued listing requirement of at least $5 million. On July 29, 2026, the SEC sent a letter to Nasdaq, notifying the exchange that the order previously issued on July 22, 2026 was stayed, due to the SEC receiving notices of intention to petition the SEC for review of the delegated action. The Company does not currently meet the proposed $5 million requirement.

There is no assurance we will be able to maintain compliance with the Bid Price Rule or other applicable requirements for continued listing on Nasdaq. If we are unable to maintain compliance with Nasdaq listing requirements, we could be subject to suspension and delisting proceedings. A delisting of our common stock could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradeable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Management will have broad discretion as to the use of the proceeds from this offering (if any) and may not use the proceeds effectively

If all of the outstanding Series B Warrants are exercised for cash at the current exercise price, we will receive net proceeds of approximately $31 million. There is no assurance any of the outstanding Series B Warrants will be exercised (see “Use of Proceeds”).

Our management will have broad discretion in the application of any net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Additional stock offerings in the future or the issuance of stock upon exercise of outstanding warrants may dilute then-existing shareholders’ percentage ownership in our Company

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. In addition, as of the date of this prospectus, we have 29,512,762 outstanding warrants, subject to adjustment. The issuance of additional securities in the future will dilute the percentage ownership of our then current stockholders.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

If all of the outstanding Series B Warrants are exercised for cash at the current exercise price, we will receive net proceeds of approximately $31 million. There is no assurance any of the outstanding Series B Warrants will be exercised.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

3

PLAN OF DISTRIBUTION

We are offering up to 25,477,133 shares of common stock issuable upon exercise of outstanding Series B Warrants. The Series B Warrants were issued by the Company pursuant to its public offering which closed on February 15, 2024. The Series B Warrants have a five-year term commencing on the date of issuance and a current exercise price of $1.2202 per share. The number of shares underlying the Series B Warrants and the exercise price are subject to further adjustment.

Because there is no assurance any of the outstanding Series B Warrants will be exercised at the current exercise price, or at all, the actual public offering amount, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth herein. Series B Warrant holders may exercise their Series B Warrants by submitting notices of exercises, and paying the exercise price, in accordance with the terms set forth in the Series B Warrants. If there is no effective registration statement for the underlying shares, holders may exercise the Series B Warrants on a cashless basis.

We estimate that our expenses in connection with this offering will be approximately $50,000.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Hart & Hart, LLC, Denver, CO.

EXPERTS

The consolidated financial statements of Sunshine Biopharma Inc. as of and the year ended December 31, 2025 incorporated by reference in this prospectus have been audited by M&K CPA’s, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Sunshine Biopharma Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

4

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents set forth below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 3, 2026;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 13, 2026;
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 filed with the SEC on August 13, 2026;
•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, February 20, 2026, March 9, 2026; May 19, 2026, May 29, 2026, July 10, 2026, July 20, 2026, August 3, 2026 and August 28, 2026;
•	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on February 10, 2022; and
•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Dr. Steve N. Slilaty, 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301, Telephone: (954) 330-0684.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. We also maintain a website at https://sunshinebiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$4,293
Legal fees and expenses	40,000
Miscellaneous expenses	5,000
Total	$49,293

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company has sold the following securities that were not registered under the Securities Act:

On March 4, 2024, the Company sold 100,000 shares of the Company’s Series B Preferred Stock to the Company’s Chief Executive Officer, Dr. Steve Slilaty, for $10,000.

On April 14, 2026, the Company issued 10,000 shares of common stock to David Natan, the Company’s director, for services provided.

On August 7, 2026, the Company issued 58,300 shares of common stock David Natan, the Company’s director, for services provided.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

3.1	Articles of Incorporation (2)
3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (3)
3.3	Statement of Share and Equity Capital Exchange (4)
3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (4)
3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (5)
3.6	Articles of Amendment to Articles of Incorporation (6)
3.7	Articles of Amendment to Articles of Incorporation (7)
3.8	Articles of Amendment to Articles of Incorporation (25)
3.9	Articles of Amendment to Articles of Incorporation (26)
3.10	Certificate of Correction (28)
3.11	Articles of Amendment to Articles of Incorporation **
3.12	Bylaws (14)
4.1	Description of Registrant’s Securities (16)
5.1	Opinion of Hart & Hart LLC **
10.1	Patent Purchase Agreement with Advanomics Corporation (8)
10.2	Second Patent Purchase Agreement with Advanomics Corporation (9)

II-2

10.3	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated October 8, 2016, including Secured Convertible Promissory Note (10)
10.4	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated December 28, 2016, including Secured Convertible Promissory Note (10)
10.5	Form of Warrant, dated February 17, 2022 (1)
10.6	Warrant Agent Agreement between the Company and Equiniti, dated February 17, 2022 (1)
10.7	Sponsored Research Agreement, dated October 6, 2020, between the Company and the University of Georgia Research Foundation, Inc. (11) *
10.8	Research Agreement between the Company and Arizona Board of Regents on behalf of the University of Arizona (12)
10.9	Form of Warrant, dated March 14, 2022 (15)
10.10	Form of Amendment to Warrant, dated March 24, 2022 (17)
10.11	Amended Employment Agreement, dated October 21, 2024 between Sunshine Biopharma Inc. and Dr. Steve Slilaty (18)
10.12	Employment Agreement, dated October 21, 2024, between the Company and Camille Sebaaly (18)
10.13	License Agreement between the Company and the University of Arizona (20) *
10.14	Amendment No. 1 to Warrant Agent Agreement, dated October 18, 2023 (21)
10.15	2023 Equity Incentive Plan (22)
10.16	Form of Series B Warrant (23)
10.17	Placement Agent Agreement, dated April 2, 2025 (27)
10.18	Form of Series C Warrant (19)
14.1	Code of Ethics (13)
21	Subsidiaries (24)
23.1	Consent of M&K CPAS, PLLC**
23.2	Consent of Bush & Associates CPA LLC **
23.3	Consent of Hart & Hart, LLC (included in Exhibit 5.1) **
107	Fee Table **
EX-101	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
EX-104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

_______________________

*	Portions of the exhibit have been omitted.
**	Filed herewith.

(1)	Incorporated by reference to 8-K filed with the SEC on February 17, 2022
(2)	Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.
(3)	Incorporated by reference to 8-K filed with the SEC on November 6, 2009.
(4)	Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.
(5)	Incorporated by reference to 8-K filed with the SEC on June 1, 2015.
(6)	Incorporated by reference to 8-K filed with the SEC on June 24, 2020.
(7)	Incorporated by reference to 8-K filed February 9, 2022.
(8)	Incorporated by reference to 8-K filed with the SEC on October 9, 2015.
(9)	Incorporated by reference to 8-K filed with the SEC on December 28, 2015.
(10)	Incorporated by reference to 8-K filed with the SEC on March 14, 2016.
(11)	Incorporated by reference to S-1/A filed with the SEC on January 24, 2022.
(12)	Incorporated by reference to 8-K filed with the SEC on February 25, 2022.

II-3

(13)	Incorporated by reference to 10-K filed with the SEC on May 1, 2020.
(14)	Incorporated by reference to 8-K filed with the SEC on April 19, 2023.
(15)	Incorporated by reference to 8-K filed with the SEC on March 15, 2022.
(16)	Incorporated by reference to 10-K filed with the SEC on March 21, 2022.
(17)	Incorporated by reference to 8-K filed with the SEC on March 24, 2022.
(18)	Incorporated by reference to 8-K filed with the SEC on October 23, 2024.
(19)	Incorporated by reference to 8-K filed with the SEC on May 19, 2026.
(20)	Incorporated by reference to 8-K filed with the SEC on February 28, 2023.
(21)	Incorporated by reference to 8-K filed with the SEC on October 20, 2023.
(22)	Incorporated by reference to S-8 filed with the SEC on January 8, 2024.
(23)	Incorporated by reference to 8-K filed with the SEC on February 15, 2024.
(24)	Incorporated by reference to 10-K filed with the SEC on March 28, 2024.
(25)	Incorporated by reference to 8-K filed with the SEC on April 23, 2024.
(26)	Incorporated by reference to 8-K filed with the SEC on August 12, 2024.
(27)	Incorporated by reference to 8-K filed with the SEC on April 3, 2025.
(28)	Incorporated by reference to S-1/A filed with the SEC on November 6, 2024.

(b) Financial statement schedule.

None.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

1.For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on August 28, 2026.

SUNSHINE BIOPHARMA INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	August 28, 2026
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly	Chief Financial Officer and Director	August 28, 2026
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ David Natan	Director	August 28, 2026
David Natan

/s/ Dr. Andrew Keller	Director	August 28, 2026
Dr. Andrew Keller

/s/ Dr. Rabi Kiderchah	Director	August 28, 2026
Dr. Rabi Kiderchah

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